Exhibit 99.3

Regulatory Overview Steve Wheeler Analyst Conference November 7, 2008

Today's Agenda Regulatory goals Significant developments in recent years Retail rate cases pending Interim base rate request General rate case Transmission rate settlement ACC election results Focusing on regulatory improvements

APS' Primary Regulatory Goals Timely cost recovery and return on investment Financial strength and stability APS integrated resource plan approval Improved regulatory processes Establishment of prudent, comprehensive state energy policy Support for beneficial customer programs

Significant Developments Since 2005 Unification of PWEC assets Retail cost recovery mechanisms Fuel and purchased power adjustor (PSA) Transmission cost adjustor (TCA) Renewables surcharge (RES) Demand-side management adjustor (DSM) Environmental improvement surcharge (EIS) Retail line extension fees FERC "formula" transmission rates

APS Interim Base Rate Request Details Application filed with ACC June 6, 2008 Base rate surcharge to be effective until general rate case decision $0.004 per kWh (approximately 4%) $115 million annual pretax retail revenues Subject to refund pending outcome of general rate case Hearings September 15-19, 2008 Requested effective date November 2008

Interim Rate Request Themes Address APS' financial condition pending general rate case proceedings Preserve investment-grade credit ratings Provide cash flow Strengthen credit metrics and earnings Protect customers against higher future costs Reduce rate volatility for customers Recognize cost management essential, but not enough Implement as part of broader four-part plan to restore APS' financial strength

Summary of Staff and Intervenor Positions on Interim Relief Request ACC Staff Does not support interim increase If Commission grants request $65 million annual revenue increase recommended No equity infusion pre-condition Residential Utility Consumer Office (RUCO) Does not support interim increase Arizonans for Electric Choice and Competition (AECC) Supports $42.4 million annual revenue increase effective January 1, 2009 Equal percentage increase Arizona Investment Council (AIC) Supports APS request Mesquite Group (merchant generators) Supports APS request

APS Retail Rate Case Elements Adjusted 2007 test year Recognize $1.7 billion of capital expenditures since last rate case Address earnings attrition Implement new growth impact fee Encourage energy efficiency programs New conservation rates

Composition of $278 Million APS Rate Increase Post-test year large projects 0.09 25 Post-test year CWIP 0.12 34 Attrition adjustment 0.29 79 Other items - net 0.02 6 Fuel-related increase 0.05 14 Cost of capital update 0.17 48 Traditional rate base 0.26 72 Traditional rate base Cost of capital Net fuel increase Other-net $72M $48M $14M $6M

Composition of $278 Million APS Rate Increase Post-test year large projects 0.09 25 Post-test year CWIP 0.12 34 Attrition adjustment 0.29 79 Other items - net 0.02 6 Fuel-related increase 0.05 14 Cost of capital update 0.17 48 Traditional rate base 0.26 72 Attrition adjustment Other post test-year plant in-service Post test-year large projects in-service $25M $34M $79M

Proposals to Mitigate Earnings Attrition Post test-year plant additions Consistent with ACC historic test-year methodology $174 million large projects in service by mid-2008 $245 million other plant in service by time rates go into effect $79 million attrition adjustment to capture revenue shortfall of projected 2010 cost levels Removal of disincentives to DSM programs

Growth Impact Fee Proposal Helps "growth pay for itself" Reduces increase for existing customers Supplements line extension payments approved in early 2008 Captures additional growth-related costs Carrying costs of tax asset related to line extension payments Incremental operating costs Net base rate increase $ 278 million 10.5 % Proposed growth impact fee (53) million (2.0)% Increase for existing customers $ 225 million 8.5%

Staff & Intervenor Testimony Part 1 * Staff & Intervenor Testimony Part 2 ** APS Rebuttal Testimony Staff & Intervenor Surrebuttal Testimony APS Rejoinder Testimony Hearing Begins Apr. 2, 2009 Dec. 19, 2008 Jan. 9, 2009 Feb. 6, 2009 Mar. 6, 2009 Mar. 20, 2009 APS Retail Rate Case Schedule * All issues except rate design and cost of service ** Rate design and cost of service issues APS Initial Rate Filing Mar. 24, 2008 APS Updated Rate Filing Jun. 2, 2008

Timely Transmission Rate Updates Annual formula-based rate adjustments (based on prior-year FERC Form 1 data) Retail transmission cost adjustor Key implementation dates APS FERC request filing July 10, 2007 Initial increases (wholesale and retail adjustor) March 1, 2008 Second increase Wholesale June 1, 2008 Retail adjustor July 3, 2008 FERC settlement approval July 25, 2008 Next adjustment June 1, 2009

Transmission Revenue Increases 1st Increase 1st Increase 1st Increase 2nd Increase 2nd Increase Annual Revenue Annual Revenue Request Settlement Effective Date Annual Revenue Effective Date Retail Portion (TCA) $30M $27M 3/1/2008 $13M 7/3/2008 Wholesale Portion $ 7M $ 1M 3/1/2008 $ 2M 6/1/2008 Total Increase $37M $28M $15M

Arizona Corporation Commissioners Mike Gleason Republican Jeff Hatch-Miller Republican William Mundell Republican Kristin Mayes Republican Gary Pierce Republican Terms Expire January 2009 Terms Expire January 2011

Focusing on Regulatory Improvements Substantial APS capital expenditures driven by growth and reliability APS commodity prices increases Historic test year Significant regulatory lag Inadequate earnings Weak credit metrics No comprehensive state energy policy Partner with ACC and stakeholders to: Assure financial strength Address regulatory lag Improve alignment of goals Implement integrated resource planning Increase efficiency through new technology Enhance customer service Promote sustainable energy resources